Exhibit 4.26

Portions of this exhibit have been omitted pursuant to Item 601 (b)(10)(iv) of Regulation S-K on the basis that the registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

APPENDIX NO. 08

(Factory Lease Contract No. 1501/2023/HĐTNX/VHIZ-VINFAST signed on January 15, 2023)

This Appendix to the Contract (hereinafter referred to as “Appendix”) is signed on November 1, 2024 by and between the following parties:

THE LESSOR:

VINHOMES HAI PHONG INDUSTRIAL PARK INVESTMENT JOINT STOCK COMPANY

Head office address: No. 7, Bang Lang 1 Street, Vinhomes Riverside Urban Area, Viet Hung Ward, Long Bien District, Hanoi City.

Tax code: [***]

Represented by: [***]

Title: [***]

Hereinafter referred to as “VHIZ HP”

And

THE LESSEE

VINFAST TRADING AND PRODUCTION JOINT STOCK COMPANY

Head office address: Dinh Vu - Cat Hai Economic Zone, Cat Hai Island, Cat Hai Town, Cat Hai District, Hai Phong City, Vietnam

Business Registration Certificate No: [***]

Represented by: [***]

Title: [***]

Hereinafter referred to as “VINFAST”

VHIZ HP, VINFAST are hereinafter collectively referred to as “Parties” and individually as “Party”

LEGAL BASIS:

-

On January 15, 2023, Vinhomes Industrial Zone Investment Joint Stock Company and VinFast Trading and Production Joint Stock Company, has signed FACTORY LEASE CONTRACT No. 1501/2023/HĐTNX/VHIZ-VINFAST dated January 15, 2023 (hereinafter referred to as the “Contract”).

-	On October 18, 2024, the General Meeting of Shareholders of Vinhomes Industrial Zone Investment Joint Stock Company (hereinafter referred to as “VHIZ”) issued the Resolution

No. 18.10/2024/NQ-ĐHĐCĐ- VHIZ on approving the company separation plan (“the Resolution”). Accordingly, VHIZ transferred a part of the common shares of shareholders along with assets corresponding to the value of the shares to the Spun-off Company according to the ownership ratio in the Divided Company to establish a new company, namely Vinhomes Ha Tinh Industrial Park Investment Joint Stock Company (“VHIZ HT”) and VHIZ HP without terminating the existence of VHIZ.

-	Pursuant to Article 199 of the Law on Enterprises 2020, VHIZ HP and VFIIZ HT naturally inherit all rights, obligations and legitimate interests of VFIIZ as divided according to the Resolution
-	Pursuant to the above Resolution, VHIZ will transfer all rights and obligations under this Contract to VHIZ HP, accordingly, VHIZ HP inherits all rights and obligations of VHIZ under the Contract

Article 1. THE PARTIES HEREBY AGREE AND CONSENT AS FOLLOWS:

1. VHIZ HP is the successor to all rights and obligations of VHIZ related to the Contract.

2. Any reference to VHIZ under the Contract will be construed as a reference to VHIZ HP.

Article 2. DETAILED ACCOUNT INFORMATION OF THE LESSOR IS AS FOLLOWS:

Account Name:	Vinhomes Hai Phong Industrial Park Investment Joint Stock Company
Account Number:	[***]
Opened at:	[***]

Article 3. GENERAL PROVISIONS

1.	Apart from the contents agreed upon by the Parties in this Appendix, other provisions of the Contract remain in full force and effect.
2.	This Appendix is made in 06 (six) counterparts in Vietnamese in the same legal value, of which each Party keeps 03 (three) originals as basis for implementation. It is effective since signing.

IN WITNESS WHEREOF, the authorized representatives of the Parties have signed this Appendix on the date stated at the beginning of the Appendix.

For and on behalf of Vinhomes Hai Phong Industrial Park Investment Joint Stock Company	For and on behalf of VinFast Trading and Production Joint Stock Company
Signed and sealed	Signed and sealed
[***]	[***]
[***]	[***]